ASSIGNMENT AND ASSUMPTION OF SECURITIES

     ASSIGNMENT AND ASSUMPTION OF SECURITIES AGREEMENT, dated as of December 18th, 2000, by and between Zach Lonstein ("Lonstein"), Sandler Capital Partners V, L.P. (the "Assignor"), and Sandler Capital Partners V FTE, L.P. (the "Assignee"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to such terms in the Option Agreement referred to below.


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Lonstein and the Assignor are parties to an Option Agreement dated as of May 10, 2000 (the "Option Agreement");

     WHEREAS, the Assignor desires to assign its interest in a certain number of the Option Shares to the Assignee;

     WHEREAS, Lonstein desires to permit the assignment of certain of the Assignor's Option Shares to the Assignee.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lonstein, the Assignor and the Assignee agree as follows:

     1. The Assignor by this instrument does hereby absolutely assign, convey, grant, transfer and deliver unto the Assignees all of the Assignor's right, title and interest existing at the time of this Agreement in the Option Shares set forth below and all of Assignors' rights and obligations under the Option Agreement with respect to the Option Shares set forth below.


            Assignor                                     Option Shares
--------------------------------------------------------------------------------
Sandler Capital Partners V, L.P.                           99,175
--------------------------------------------------------------------------------


     2. The Assignee hereby assumes and agrees to pay or cause to be paid or otherwise discharge, perform and fulfill or cause to be discharged, performed and fulfilled, as they become due and payable all obligations of the Assignor arising on or subsequent to the Closing Date which arise out of or are related to the Option Agreement.

             Assignee                                    Option Shares
--------------------------------------------------------------------------------

Sandler Capital Partners V FTE, L.P.                       99,175
--------------------------------------------------------------------------------


     3. By its execution and delivery hereof Lonstein consents to the assignment and assumption contemplated hereby and releases the Assignor in full from any obligation or liability of any nature whatsoever with respect to the Option Shares listed above which the Assignor may have had under the Option Agreement.

     4. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     5. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.


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


     IN WITNESS WHEREOF, Lonstein, the Assignor and the Assignee have caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.



                                               ZACH LONSTEIN


                                               /s/ Zach Lonstein
                                               ------------------------

ASSIGNOR:

SANDLER CAPITAL PARTNERS V, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner



By /s/ Moira Mitchell
  ------------------------------------------------
  Name: Moira Mitchell
  Title: President

ASSIGNEE:
SANDLER CAPITAL PARTNERS V FTE, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Moira Mitchell
  ---------------------------------------------------
  Name: Moira Mitchell
  Title: President


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